Exhibit 10.2

FIFTH AMENDMENT TO THE

AMGEN INC.

CHANGE OF CONTROL SEVERACE PLAN

The Amgen Inc. Change of Control Severance Plan (the “Plan”) is hereby amended, effective December 6, 2004 unless otherwise provided herein, as follows:

1.	Section 1(M) shall be amended and restated in its entirety as follows:

“(M) “Group I Participants” shall mean those senior executive-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., Immunex Corporation, Immunex Manufacturing Corporation, Immunex Rhode Island Corporation, and Amgen SF, LLC whom the Administration Committee has designated as Group I Participants. At or before the occurrence of a Change of Control, the Company shall notify the Group I Participants in writing of their status as Participants in the Plan.”

2.	Section 1(N) shall be amended and restated in its entirety as follows:

“(N) “Group II Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., Immunex Corporation, Immunex Manufacturing Corporation, Immunex Rhode Island Corporation, and Amgen SF, LLC at the level of Director or equivalent and above (i.e., those employees of the Company or the aforementioned entities whose positions have been designated as Salary Grade 32 or Salary Grade EL4 and above, or effective January 1, 2005, Salary Grade 102 and above) and who are not Group I Participants, as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group II Participants in writing of their status as Participants in the Plan.”

[Remainder of this page intentionally left blank]

3.	Section 1(O) shall be amended and restated in its entirety as follows:

“(O) “Group III Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., Immunex Corporation, Immunex Manufacturing Corporation, Immunex Rhode Island Corporation, and Amgen SF, LLC, at the level of Associate Director or equivalent (i.e., those employees of the Company or the aforementioned entities whose positions have been designated as Salary Grade 30 or Salary Grade EL2 or EL3, or effective January 1, 2005, Salary Grade 101), as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group III Participants in writing of their status as Participants in the Plan.”

To record this Fifth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 7th day of December, 2004

AMGEN INC.

By:	/s/ BRIAN M. MCNAMEE
Title:	Senior Vice President, Human Resources